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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements No. 333-46657 and No. 333-46659 on Form S-8 and Registration Statement No. 333-56251 on Form S-3 of our reports dated March 12, 1999, appearing in this Annual Report on Form 10-K of Golf Trust of America, Inc. for the year ended December 31, 1998.


Charlotte, North Carolina                   /s/BDO SEIDMAN, LLP
March 25, 1999